     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 10, 2001



                                                      REGISTRATION NO. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------


                              SCHULER HOMES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                           1531                          99-0351900
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employee
incorporation or organization)     Classification Code Number)          Identification No.)

                            ------------------------

                       828 FORT STREET MALL, FOURTH FLOOR
                             HONOLULU, HAWAII 96813
                                 (808) 521-5661
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------


                                THOMAS CONNELLY
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              SCHULER HOMES, INC.
                      300 CONTINENTAL BOULEVARD, SUITE 390
                          EL SEGUNDO, CALIFORNIA 90245
                                 (310) 648-7200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                         COPY OF ALL COMMUNICATIONS TO:

          RICHARD VERNON SMITH, ESQ.                         JOHN F. HARTIGAN, ESQ.
      Orrick, Herrington & Sutcliffe LLP                   Morgan, Lewis & Bockius LLP
       Old Federal Reserve Bank Building               300 South Grand Avenue, 22nd Floor
              400 Sansome Street                          Los Angeles, California 90071
            San Francisco, CA 94111                              (213) 612-2500
                (415) 392-1122

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/


    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ 333-56354


    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                         PROPOSED             PROPOSED
                                                    AMOUNT TO             MAXIMUM              MAXIMUM            AMOUNT OF
           TITLE OF EACH CLASS OF                      BE             OFFERING PRICE          AGGREGATE         REGISTRATION
         SECURITIES TO BE REGISTERED              REGISTERED(1)        PER SHARE(2)        OFFERING PRICE            FEE
Class A Common Stock, $.001 par value........        26,282               $11.25             $  295,673              $74



(1) The 26,282 shares of Class A common stock registered hereunder are shares that are issuable upon conversion of the Class B common stock issued to the selling stockholder. Such shares of Class A common stock will be issued for no additional consideration.



(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act of 1933, as amended. The proposed maximum offering price per share of Class A common stock has been computed on the basis of the average of the high and low sales prices of the common stock of Schuler Homes, Inc. on April 6, 2001 as reported on the Nasdaq National Market.


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

                EXPLANATORY NOTE AND INCORPORATION BY REFERENCE



    This registration statement is being filed to register additional shares of Class A common stock of Schuler Homes, Inc., a Delaware corporation formerly known as Schuler Holdings, Inc., pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The information in the registration statement on Form S-3 filed by the registrant with the Securities and Exchange Commission (File No. 333-56354) pursuant to the Securities Act of 1933, as amended, is incorporated by reference in this registration statement.



    The required opinion and consents are listed on an exhibit index attached hereto and filed herewith.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Honolulu, state of Hawaii, on April 10, 2001.



                                                       SCHULER HOMES, INC.

                                                       By:            /s/ JAMES K. SCHULER
                                                            ----------------------------------------
                                                                        James K. Schuler
                                                             CO-CHAIRMAN OF THE BOARD OF DIRECTORS,
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                    TITLE                         DATE
                  ---------                                    -----                         ----
            /s/ JAMES K. SCHULER               Co-Chairman of the Board of            April 10, 2001
    ------------------------------------         Directors, President and Chief
              James K. Schuler                   Executive Officer

           /s/ EUGENE S. ROSENFELD             Co-Chairman of the Board of Directors  April 10, 2001
    ------------------------------------
             Eugene S. Rosenfeld

             /s/ THOMAS CONNELLY               Senior Vice President and Chief        April 10, 2001
    ------------------------------------         Financial Officer
               Thomas Connelly

           /s/ DOUGLAS M. TONOKAWA             Vice President of Finance and Chief    April 10, 2001
    ------------------------------------         Accounting Officer
             Douglas M. Tonokawa

             /s/ PAMELA S. JONES               Executive Vice President,              April 10, 2001
    ------------------------------------         Chief Investment Officer,
               Pamela S. Jones                   and Director

          /s/ THOMAS A. BEVILACQUA             Director                               April 10, 2001
    ------------------------------------
            Thomas A. Bevilacqua

             /s/ MARTIN T. HART                Director                               April 10, 2001
    ------------------------------------
               Martin T. Hart

          /s/ RICARDO KOENIGSBERGER            Director                               April 10, 2001
    ------------------------------------
            Ricardo Koenigsberger

                                               Director                               April , 2001
    ------------------------------------
                 Lee Neibart

            /s/ ARNOLD ROSENSTEIN              Director                               April 10, 2001
    ------------------------------------
              Arnold Rosenstein

            /s/ DAVID M. TRAVERSI              Director                               April 10, 2001
    ------------------------------------
              David M. Traversi

                                 EXHIBIT INDEX


     EXHIBIT NO.                           DESCRIPTION OF EXHIBIT
---------------------   ------------------------------------------------------------
          5.1           Opinion of Orrick, Herrington & Sutcliffe LLP regarding
                        validity of common stock

         15.1 Letter re unaudited interim financial information from Ernst & Young LLP

         23.1 Consent of Orrick, Herrington & Sutcliffe LLP (included in opinion filed as Exhibit 5.1)

         23.2           Consent of Ernst & Young LLP

         23.3           Consent of Ernst & Young LLP